EXHIBIT 23



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Fab Industries, Inc.
New York, New York

         We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-8 filed August 11, 1997, the Registration Statement on Form S-8 filed June 28, 1993, the Registration Statement on Form S-3 filed January 31, 1992 and the Registration Statement on Form S-8 filed June 9, 1989 of our report dated February 16, 1999 relating to the consolidated financial statements and schedule of Fab Industries, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended November 28, 1998.

         We also consent to the reference to us under the caption "experts" in the Prospectus forming a part of such Registration Statements.




                                                 /s/ BDO SEIDMAN, LLP


New York, New York
February 26, 1999